Santaro Interactive Entertainment Company POS AM 1

Exhibit 10.1

TECHNOLOGY ASSIGNMENT AGREEMENT

This agreement (the “Agreement”) is made this 5th day of February, 2010, between Aaron J. Berryman (“Assignor”), and Santaro Interactive Entertainment Company (“Assignee”) (Assignee and Assignor each a “Party” and collectively the “Parties”).

WHEREAS, Assignor has proprietary technology for the following invention:  Character Adapted Gaming Platform (the “Invention”):

WHEREAS, the Parties have agreed that Assignor shall assign all right and title to the Invention to the Assignee for the sum of $5,000.

NOW THEREFORE, for good and valuable consideration as set forth below, the sum, sufficiency and receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Assignment. Assignor hereby irrevocably assigns to Assignee all right, title and interest in the Invention, in exchange for the sum of $5,000, and Assignee hereby accepts such assignment.
2.
Intellectual Property.  The Assignor shall cooperate with the Assignee with regard to the filing of a patent application for the Invention, or such other intellectual property protection, as Assignee shall, in its sole discretion, deem appropriate.  However, Assignor shall have no right, title, or interest in such patent application or other intellectual property protection.

3.
Amendments or Waiver.  This Agreement may be changed, waived, discharged or terminated only by a writing signed by all Parties hereto.  No delay or omission by any party in exercising any right with respect hereto shall operate as waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

4.
Severability.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5.	Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Virginia without giving effect to the conflict of laws principles thereof.
6.	Entire Agreement. This Agreement constitutes the entire Agreement between the Parties relating to the subject matter herein.
7.
Binding Effect.  All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Parties.

IN WITNESS WHEREOF the undersigned agree to the terms of this Agreement as of the date first written above:

ASSIGNEE	ASSIGNOR

/s/ James D. Edsall	/s/ Aaron J. Berryman
Santaro Interactive Entertainment Company James D. Edsall, President and Director	Aaron J. Berryman